Nicor Inc.
                                          Nicor Companies Savings
                                             Investment Plan
                                          Form 11-K
                                          Exhibit 23.01



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Nicor Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-107377 of Nicor Inc. on Form S-8 of our report dated June 25, 2004, on the financial statements of the Nicor Companies Savings Investment Plan as of and for the years ended December 31, 2003 and 2002, appearing in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP

Chicago, Illinois
June 25, 2004